ITEM 77Q(a) ? COPIES OF
ALL MATERIAL
AMENDMENTS TO
THE
REGISTRANT?S
CHARTER OR BY-
LAWS



Federated Core Trust

Amendment No. 9
to the Declaration of Trust
dated August 21, 1996

	This Declaration of Trust
is amended as follows:

	Strike Section 5 of
Article III and replace it with the
following:

	Section 5.
Establishment and
Designation of Series.
Without limiting the
authority of the Trustees set
forth in Article XIII,
Section 7, inter alia, to
establish and designate any
additional Series or to
modify the rights and
preferences of any existing
Series, the Series shall be,
and are established and
designated as,

Federated Bank Loan Core
Fund
Federated Inflation-
Protected Securities Core
Fund
Federated Mortgage Core
Portfolio
High-Yield Bond Portfolio


		The undersigned
hereby certify that the above
Amendment is a true and correct
Amendment to the Declaration of
Trust, as adopted by the Board of
Trustees at a meeting on the 15th
day of November, 2012, to
become effective on the 31st day
of
December, 2012.

	WITNESS the due
execution hereof this 15th day of
November, 2012.



/s/ John F. Donahue
/s/
Peter
E.
Madd
en
John F. Donahue
Peter
E.
Madd
en


/s/ J. Christopher Donahue
/s/
Charl
es F.
Mansf
ield,
Jr.
J. Christopher Donahue
Charl
es F.
Mansf
ield,
Jr.


/s/ Nicholas P.
Constantakis
/s/
Thom
as M.
O?Nei
ll
Nicholas P. Constantakis
Thom
as M.
O?Nei
ll



/s/
John
S.
Walsh
John F. Cunningham
John
S.
Walsh


/s/ Maureen Lally-Green

Maureen Lally-Green